UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Third Avenue, Suite 1115

New York, NY 10017

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, the Board of Directors (the “Board”) of MeiraGTx Holdings plc (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Alan M. Sebulsky to the Board as a Class I director, effective September 23, 2026, with a term that expires at the Company’s 2028 annual meeting of shareholders when Class I directors are up for re-election and until his successor is duly elected and qualified. Mr. Sebulsky has been appointed to serve as a member of the Science and Technology Committee. Mr. Sebulsky was recommended as a potential candidate for election to our Board by the Company’s senior management.

Mr. Sebulsky has served as the Managing Member of Apothecary Capital LLC since its reestablishment in April 2026. Mr. Sebulsky previously served as a Partner and Portfolio Manager at Adage Capital Management, LP. from July 2012 to April 2026, where he was responsible for managing a biopharmaceutical portfolio. Prior to that Mr. Sebulsky served as a Portfolio Manager at BBT Capital Management Advisory LLC from April 2003 to March 2012, through his role as the Managing Partner of Apothecary Capital LLC over the same period. From 1994 to 2002, Mr. Sebulsky held various positions, including as a Managing Director at Lincoln Capital Management, a private investment management firm, where he was responsible for investments in the healthcare industry. Mr. Sebulsky currently serves as a member of the board of directors of Parabilis Medicines, Inc and previously served on the boards of directors of Jazz Pharmaceuticals PLC and Arrow International, Inc. Mr. Sebulsky received a B.B.A. in finance and economics and an M.S. in finance from the University of Wisconsin, Madison.

Mr. Sebulsky will be eligible to receive compensation for his service as a member of the Board pursuant to the terms of the Company’s Non-Employee Director Compensation Program, as amended from time to time.

We expect that Mr. Sebulsky will enter into the Company’s standard form of indemnification agreement for its directors and officers. Mr. Sebulsky was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions between the Company and Mr. Sebulsky.

Item 7.01.Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing the appointment of Alan M. Sebulsky to the Board, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of MeiraGTx Holdings plc, dated September 23, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2026

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
	Name:	Richard Giroux
	Title:	Chief Financial Officer and Chief Operating Officers